Exhibit 99.3

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Ron Parham

Pondel Wilkinson Parham Investor Relations for Digimarc

503-924-1985

rparham@pondel.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

PRESS RELEASE

Digimarc Corporation Delays Filing of Form 10-K
for Year Ended December 31, 2004 and Third Quarter Form 10-Q

Beaverton, OR – April 1, 2005 – Digimarc Corporation (NASDAQ: DMRCE) today announced that the filing of its 2004 Form 10-K and Third Quarter 2004 Form 10-Q will be delayed beyond March 31, 2005 in order to complete its review of and revisions to the draft filings and provide its independent registered public accounting firm, KPMG LLP, additional time to complete their documentation and related audit procedures for their audit of the Company’s financial results.

The Company expects to file its 2004 Form 10-K and Third Quarter 2004 Form 10-Q within a few business days of the date of this release.  The Form 10-K will not include management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, which it intends to provide in an amended Form 10-K/A on or about May 1, 2005.  Due to continuing delay in making these filings, the Company has requested that Nasdaq provide a further extension of the current deadline in its delisting proceeding until the Company’s Form 10-K and Form 10-Q are submitted.

The Company plans to host a conference call on Tuesday, April 5, at 2:00pm PST (5:00pm EST) to discuss 2004 results, prior period restatements, Sarbanes-Oxley Section 404 compliance activities, significant business developments, market conditions, and prospects and plans for the remainder of 2005.

The live Webcast and an archive of the conference call will be available at www.digimarc.com and www.streetevents.com.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries.  Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 189 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the anticipated filing date of the Company’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2004, statements relating to expectations of financial results and related information, anticipated restated financial results and the amount of the restatement, and other statements of management’s opinion or expectations, such as statements containing the words “believes,” “expects,” “estimates,” “anticipates” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially due to, among other things, the actual timing and impact of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the actual timing of the Company’s filing of its Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2004, the actual results of the Company’s review into accounting errors, the Company’s actual financial results and related information for the Company for 2003 and 2004, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including the Company’s Forms 10-K and 10-Q previously filed with the SEC, including sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risk Factors” and “Controls and Procedures”.